UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 25, 2008
COUNTRYWIDE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8422 (Commission File Number)	13-2641992 (IRS Employer Identification No.)

4500 Park Granada, Calabasas, CA (Address of principal executive offices)	91302 (Zip Code)
Registrant’s telephone number, including area code: (818) 225-3000
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On January 25, 2008, Angelo R. Mozilo, the Chairman of the Board and Chief Executive Officer of Countrywide Financial Corporation (the “Company”), entered into a letter agreement (the “Letter Agreement”) with the Company. Under the terms of the Letter Agreement, Mr. Mozilo agreed to waive certain payments and benefits that he otherwise might become entitled to receive pursuant to the terms of the Employment Agreement dated as of December 22, 2006 (the “Employment Agreement”) between Mr. Mozilo and the Company upon certain qualifying terminations of Mr. Mozilo’s employment following the merger (the “Merger”) contemplated by the Agreement and Plan of Merger dated as of January 11, 2008 among the Company, Bank of America Corporation and Red Oak Merger Corporation.
     Mr. Mozilo and the Company agreed that notwithstanding the terms of the Employment Agreement, upon termination of Mr. Mozilo’s employment by the Company without “Cause” or by Mr. Mozilo for “Good Reason” (as such terms are defined in the Employment Agreement) following the Merger, Mr. Mozilo shall not be entitled to (1) the cash severance payment under Section 6(e) of the Employment Agreement (equal to three times (a) Mr. Mozilo’s eligible base salary and (b) the greater of the average bonus and/or incentive award paid or payable for 2006 and 2007 and the bonus and/or incentive award paid for 2007) and (2) the pro-rated incentive compensation award under Section 4(b)(iii) of the Employment Agreement.
     In addition, effective upon completion of the Merger, Mr. Mozilo and the Company agreed that the Consulting Agreement deemed executed as of February 28, 2006 (the “Consulting Agreement”) between such parties shall be terminated and of no further force or effect. Accordingly, Mr. Mozilo agreed that, upon his cessation of service as an employee and member of the Company’s Board of Directors following the Merger, Mr. Mozilo will not be entitled to consulting fees totaling $400,000 per year and certain benefits and perquisites (such as use of the corporate airplane, access to office and secretarial support, financial consulting services and the payment of country club dues) contemplated by the Consulting Agreement.
     The Letter Agreement does not otherwise affect any other rights or obligations of Mr. Mozilo under the Employment Agreement or any other agreements with the Company or the Company compensation and benefit plans in which he participates. In the event the Merger is not consummated, the Letter Agreement shall become null and void.
     The foregoing description of the Letter Agreement is qualified by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1.
Item 7.01 Regulation FD Disclosure.
     A press release of the Company dated January 28, 2008 announcing Mr. Mozilo’s waiver of these severance payments, post-closing consulting fees and continued perquisites following the Merger is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Letter agreement dated January 25, 2008 between Angelo R. Mozilo and Countrywide Financial Corporation

99.1	Press release of Countrywide Financial Corporation dated January 28, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTRYWIDE FINANCIAL CORPORATION

Dated: January 30, 2008	/s/ Susan E. Bow

	Name:	Susan E. Bow
	Title:	Senior Managing Director, General Counsel, Corporate and Securities and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter agreement dated January 25, 2008 between Angelo R. Mozilo and Countrywide Financial Corporation

99.1	Press release of Countrywide Financial Corporation dated January 28, 2008

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